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                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

 Filed by the Registrant [X]

 Filed by a Party other than the Registrant [ ]

 Check the appropriate box:

  [ ] Preliminary Proxy Statement
  [ ] Definitive Proxy Statement
  [X] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                       Trump Hotels & Casino Resorts, Inc.
                (Name of Registrant as Specified In Its Charter)

                       Trump Hotels & Casino Resorts, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
  [ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules
      12-a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:


      2)  Aggregate number of securities to which transaction applies:


      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


      4)  Proposed maximum aggregate value of transaction:


- ------------------------
      (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

  [X] Fee paid previously with preliminary materials.


  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


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     3)   Filing Party:


     4)   Date Filed:




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                       TRUMP HOTELS & CASINO RESORTS, INC.
                                2500 Boardwalk
                        Atlantic City, New Jersey  08401


                                                          September 12, 1996
                             IMPORTANT REMINDER


 Dear Stockholder:

                  The Special Meeting of Stockholders of Trump Hotels & Casino Resorts, Inc. ("THCR") will take place on September 30, 1996. This letter is to remind you that your vote is important to us no matter how many or how few shares you own.

                  At the Special Meeting, stockholders will be asked to (1) approve the acquisition by THCR of all of the outstanding equity interests of Trump's Castle Associates, the owner and operator of Trump's Castle Casino Resort in Atlantic City, New Jersey (the "Acquisition") and (2) increase the number of authorized shares of Common Stock from 50,000,000 to 75,000,000.

                  The Acquisition will, among other things, provide the following benefits to THCR and its stockholders:

                   -  Combine THCR's gaming operations to include Trump's
                      Castle Casino Resort, trump Plaza Hotel and Casino, the Trump Taj Mahal Casino Resorts and THCR's riverboat casino at Buffington Harbor on Lake Michigan, making THCR one of the largest casino entertainment companies in the United States.

                   - THCR will continue to be the exclusive vehicle through which Donald J. Trump will engage in new gaming activities in both new and established gaming jurisdictions.

                   - Provide THCR with a significant presence in Atlantic City's marina district (the "Marina"), the principal focus of expansion in the Atlantic City gaming market.

                   -  Position THCR as the only casino operator in Atlantic
                      City with facilities at both the Boardwalk and the Marina.

                  We encourage you to vote promptly. Remember, a failure to vote will have the same effect as a vote against the Acquisition. Even if you plan to attend the meeting in person, please take the time today to sign, date and mail the enclosed duplicate proxy card or voting form in the postage paid envelope provided.

                  Your Board of Directors and the Special Committee of your Board of Directors, for reasons outlined in the proxy materials previously mailed to you, have determined that the Acquisition is fair to, and in the best interests of, THCR and recommend that stockholders vote FOR the Acquisition. If you need another copy of the Proxy Statement or have any questions, please contact MacKenzie Partners, Inc. at (800) 322-2885 or (212) 929-5500 (call collect).

                  We appreciate your prompt attention to voting your shares and thank you for your continued interest in your Company.


                                       Very truly yours,

                                   /s/ Nicholas L. Ribis
                                       Nicholas L. Ribis
                                       President and Chief Executive Officer